UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2011

NANOPHASE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (630) 771-6700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2011, Nanophase Technologies Corporation (the "Company") received a notice from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") stating that, as of the most recent quarterly reporting period, the Company's reported Stockholders Equity of $9,979,845 fell below the $10,000,000 required by NASDAQ Listing Rule 5450(b)(1)(A), and the Company did not meet other available continued listing standards for the NASDAQ Global Market. The notice stated that the Company has been provided 45 calendar days either to submit a plan for regaining compliance with the NASDAQ Listing Rules or apply to transfer its listing to the NASDAQ Capital Market.

Today, May 20, 2011, the Board of Directors of the Company decided to apply to transfer the Company's listing to the NASDAQ Capital Market and the Company promptly filed such application. Subsequently on May 20, 2011, the Company announced that it had applied to transfer its listing to the NASDAQ Capital Market, where the continued listing equity requirement is $2,500,000 (under one of the three continued listing standards), and alternative continued listing standards were lower than the comparable items in the typically larger NASDAQ Global Market. The Company believes that a transfer to the NASDAQ Capital Market would allow it to retain the benefits of its relationship and listing on the NASDAQ Exchange and place it among peer companies of more comparable size. The Company filed a press release on May 20, 2011, which is attached as an exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 20, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION (Registrant)
May 20, 2011 (Date)	/s/ FRANK CESARIO FRANK CESARIO Chief Financial Officer

Exhibit Index
99.1	Press release dated May 20, 2011